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                                                                    EXHIBIT 11.1

             STATEMENT REGARDING COMPUTATION OF NET LOSS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                                        YEAR ENDED DECEMBER 31,
                                                                                    -------------------------------
                                                                                      1996       1995       1994
                                                                                    ---------  ---------  ---------
Net loss..........................................................................  $  (8,417) $  (8,427) $  (6,763)
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

SHARES USED IN NET LOSS PER SHARE COMPUTATION:
  Weighted average shares of common stock outstanding.............................      6,432        945        780
  Shares related to Staff Accounting Bulletins Nos. 55, 64, and 83................        107        427        427
                                                                                    ---------  ---------  ---------
Shares used in net loss per share computation.....................................      6,539      1,372      1,207
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------
Net loss per share................................................................  $   (1.29) $   (6.14) $   (5.60)
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

SHARES USED IN COMPUTING PRO FORMA NET LOSS PER SHARE:
  Shares used in computing historical net loss per share (from above) ............      6,539      1,372
  Adjusted to reflect the effect of the assumed conversion of convertible
    preferred stock from the date of issuance ....................................      1,875      5,154
                                                                                    ---------  ---------
Shares used in computing pro forma net loss per share.............................      8,414      6,526
                                                                                    ---------  ---------
                                                                                    ---------  ---------
Pro forma net loss per share......................................................  $   (1.00) $   (1.29)
                                                                                    ---------  ---------
                                                                                    ---------  ---------
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